    As filed with the Securities and Exchange Commission on June 28, 1996
                                                      Registration No. 333-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933

                        GENERAL GROWTH PROPERTIES, INC.
             (Exact name of registrant as specified in its charter)


               Delaware                            42-1283895
  ----------------------------------    ----------------------------------
  (State or other jurisdiction         (I.R.S. Employer Identification No.)
  of incorporation or organization)


           55 West Monroe Street, Suite 3100, Chicago, Illinois 60603
              (Address of Principal Executive Offices)  (Zip Code)

     GENERAL GROWTH PROPERTIES, INC. 1993 STOCK INCENTIVE PLAN, AS AMENDED
                            (Full title of the plan)

                          Marshall E. Eisenberg, Esq.
                            Neal, Gerber & Eisenberg
                     Two North LaSalle Street - Suite 2200
                            Chicago, Illinois 60602
                    (Name and address of agent for service)

                                  312/269-8000
         (Telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE

==================================================================================================================================
          Title of                                          Proposed maximum           Proposed maximum              Amount of
      Securities to be             Amount to be              offering price           aggregate offering        Registration fee(1)
         registered                 registered                 per share                    price
 Common Stock, par value       1,000,000 Shares (2)           $23.8125(3)               $23,812,500(3)               $8,212(3)
 $.10 per share

  1. This Registration Statement registers additional shares of the Registrant's Common Stock issuable pursuant to the same employee benefit plan for which Registration Statement 33-79372 is currently effective. Accordingly, pursuant to Instruction E on Form S-8, the registration fee is being paid with respect to the additional securities only.

  2. Plus an indeterminate number of shares which may be issued as a result of anti-dilution provisions contained in the Plan.

  3. Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933, as amended, on the basis of the average of the high and low prices of the Company's Common Stock as reported by the New York Stock Exchange composite tape on June 21, 1996.

                     An Index to Exhibits appears on page 2

Registration Statement No. 33-79372, was filed with the Securities and Exchange Commission on May 26, 1994 by General Growth Properties, Inc. (the "Registrant") to register 1,000,000 shares of its common stock, $.10 par value (the "Common Stock") issuable pursuant to the General Growth Properties, Inc. 1993 Stock Incentive Plan (the "Plan"). Registration Statement No. 33-79372 is still effective. This Registration Statement is being filed to register 1,000,000 additional shares of the Common Stock issuable by the Company pursuant to the Plan, as amended.

  The contents of Registration Statement No. 33-79372 are incorporated herein by reference, to the extent not amended hereby.



                 ONLY THOSE ITEMS AMENDED ARE INCLUDED HEREIN.



ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  The General Corporation Law of Delaware, as amended (the "DGCL"), provides for indemnification by the Company of its directors and officers. In addition, the Amended and Restated Certificate of Incorporation, as amended and Bylaws, as amended of the Company require the Company to indemnify any current or former director or officer to the fullest extent permitted by the DGCL. The Company maintains officers' and directors' liability insurance which insures against liabilities that officers and directors of the Company may incur in such capacities.


ITEM 8.  EXHIBITS



Number                 Description of Document
- ------                 -----------------------

  4                    General Growth Properties, Inc.
                       1993 Stock Incentive Plan, as amended

  5                    Opinion of Neal, Gerber & Eisenberg

 23.1                  Consent of Neal, Gerber & Eisenberg
                       (included in Exhibit 5)

 23.2                  Consent of Coopers & Lybrand L.L.P.

 23.3                  Consent of Deloitte & Touche LLP (GGP/Homart, Inc.)

 23.4                  Consent of Deloitte & Touche LLP (CenterMark
                         Properties, Inc.)

 24                    Powers of Attorney

                                   SIGNATURES

  The Registrant. Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant, General Growth Properties, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on the 21st day of May, 1996.

                                               GENERAL GROWTH PROPERTIES, INC.


                                               By:  /s/ Matthew Bucksbaum
                                                    ---------------------------
                                                    Matthew Bucksbaum, Chairman
                                                      of the Board
                                                    and Chief Executive Officer

  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


  /s/   Matthew Bucksbaum                  Chairman of the Board and Chief                  May 21, 1996
  ---------------------------------        Executive Officer (Principal
        Matthew Bucksbaum                  Executive Officer)

  /s/   Robert Michaels                    President, Chief Operating Officer               May 21, 1996
  ---------------------------------        and Director
        Robert Michaels

  /s/   Bernard Freibaum                   Executive Vice President and                     May 21, 1996
  ---------------------------------        Chief Financial Officer
        Bernard Freibaum                   (Principal Accounting and
                                           Financial Officer)

  /s/   John Bucksbaum                     Executive Vice President and                     May 21, 1996
  ---------------------------------        Director
        John Bucksbaum

  /s/   Anthony Downs                      Director                                         May 21, 1996
  ---------------------------------
        Anthony Downs

  /s/   Morris Mark                        Director                                         May 21, 1996
  ---------------------------------
        Morris Mark

  /s/   Beth Stewart                       Director                                         May 21, 1996
  ---------------------------------
        Beth Stewart

  /s/  A. Lorne Weil                       Director                                         May 21, 1996
  ---------------------------------
       A. Lorne Weil